                                                                  Exhibit 23.1.2



INDEPENDENT AUDITORS' CONSENTS


We consent to the use in this Registration Statement of Sprint Corporation on Form S-3 of our reports dated May 26, 1998 (August 6, 1998 as to Note 4), on the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries; MinorCo, L.P. and subsidiaries; PhillieCo Partners I, L.P.and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), and the related combined financial statement schedule, which are incorporated by reference in Registration Statement No. 333-65649 which is incorporated herein by reference. We also consent to the reference to us under the heading "Experts" in Registration Statement No. 333-65649.

We consent to the use in this Registration Statement of Sprint Corporation on Form S-3 of our report dated February 2, 1999 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1998, incorporated by reference in Registration Statement No. 333-65649, which is incorporated herein by reference. We also consent to the reference to us under the heading "Experts" in Registration Statement No. 333-65649.

We consent to the use in this Registration Statement of Sprint Corporation on Form S-3 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum L.P. and subsidiaries for the year ended December 31, 1998, incorporated by reference in Registration Statement No. 333-65649, which is incorporated herein by reference. We also consent to the reference to us under the heading "Experts" in Registration Statement No. 333-65649.



                                        /s/ Deloitte & Touche

Kansas City, Missouri
April 29, 1999